UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            KOALA INTERNATIONAL WIRELESS INC.
                        -------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                      NEVADA                                     76-0616468
               -------------------                          ---------------
         (State or Other Jurisdiction of                      (IRS Employer
          Incorporation or Organization)                    Identification No.)


      141 - 757 WEST HASTINGS ST. SUITE 676
             VANCOUVER, B.C., CANADA                                  V6C 1A1
     ---------------------------------------                       -------------
     (Address of Principal Executive Offices)                       (Zip Code)



                        KOALA INTERNATIONAL WIRELESS INC.
                             2001 STOCK OPTION PLAN
                    ----------------------------------------
                            (Full Title of the Plan)


(name, address and telephone number of agent for service)                (with copies to)
             Christine Cerisse                                           Derek Woolston, Esq.
           Chairman of the Board                                    Ogden Murphy Wallace P.L.L.C.
       Koala International Wireless Inc.                                   Attorneys at Law
    141 - 757 West Hastings St., Suite 676                         1601 Fifth Avenue, Suite 2100
      Vancouver, B.C., Canada  V6C 1A1                               Seattle, Washington  98101
              (604) 681-7806                                               (206) 447-7000






                                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------


                           Proposed maximum   Proposed maximum
Title of securities to be  Amount to be       offering price per    aggregate offering    Amount of
 Registered                registered (1)(3)  share                 price                 registration fee
-----------------------------------------------------------------------------------------------------------

Common Stock
par value $0.001                   2,000,000  $            3.27(2)  $      6,550,000 (2)  $        1,565.45
-------------------------  -----------------  --------------------  --------------------  -----------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2001 Stock Option Plan described herein.
(2) Estimated pursuant to Rules 457(h) and 457(c), solely for the purpose of computing the amount of the registration fee, based on the average of the bid and asked price of the Common Stock on March 19, 2002 as reported on the OTC Bulletin Board.
(3) This registration statement also covers additional shares of common stock which become issuable under the 2001 Stock Option Plan with respect to the securities registered hereunder by reason of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance or other transfer by Koala International Wireless Inc. of all or substantially all of its property or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Koala International Wireless Inc. stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10 (A) PROSPECTUS

Item  1.  Plan  Information.*
          -----------------

Item  2.  Registrant  Information  and  Employee  Plan  Annual  Information.*
          -----------------------------------------------------------------

     *  Information  required  by Items 1 and 2 of Part I to be contained in the
     Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.     Incorporation  of  Documents  by  Reference.
             -------------------------------------------
     The following documents filed by Koala International Wireless Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     a. The Registrant's registration statement on Form 10-SB filed with the Commission on March 22, 2001;

     b. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the effective date of its Form 10-SB (or May 21, 2001); and

     c. The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 10-SB filed under the Exchange Act on March 22, 2001, including any amendment or report filed for the purpose of updating such description.

     All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

     Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item  4.     Description  of  Securities.
             ---------------------------

     Not  applicable.

Item  5.     Interest  of  Named  Experts  and  Counsel.
             ------------------------------------------

     None.

Item  6.     Indemnification  of  Directors  and  Officers.
             ---------------------------------------------

     As authorized by Section 78.751 of the Nevada General Corporation Law, the Registrant may indemnify its officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in the Registrant's best interests. If the legal proceeding, however, is by or in the Registrant's right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless a court determines otherwise.

     Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

     The Registrant's articles of incorporation, as amended, provide that its directors or officers shall not be personally liable to the Registrant or any of its stockholders for damages resulting from breaches of fiduciary duty as a director or officer for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the payment of dividends in violation of the Nevada Revised Statutes.

     The Registrant's bylaws provide for the indemnification of officers and directors to the fullest extent possible under Nevada Law, against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant. The Registrant is also granted the power, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was the Registrant's agent.


Item  7.     Exemption  from  Registration  Claimed.
             --------------------------------------

     Not  applicable.

Item  8.     Exhibits.
             --------

     The following exhibits included herewith or incorporated herein by reference are made part of this Registration Statement:


     5.1      Opinion of Ogden Murphy Wallace, P.L.L.C.;
     10.1*    Koala International Wireless Inc. 2001 Stock Option Plan;
     10.2     Form of Stock Option Agreement - Incentive Stock Option;
     10.3     Form of Stock Option Agreement - Nonqualified Stock Option;
     23.1     Consent of Manning Elliott, Chartered Accountants;
     23.2     Consent of Pannell Kerr Forster, Chartered Accountants;
     23.3     Consent of Ogden Murphy Wallace, P.L.L.C. (see Exhibit 5.1);
     24       Power of Attorney (included on signature page).

* Filed previously on December 31, 2001, as an exhibit to the Registrant's annual report on Form 10-KSB and incorporated herein by reference.

Item  9.     Undertakings.
             ------------

     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES
THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the
--------------
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on February 1, 2002.

                            KOALA INTERNATIONAL WIRELESS INC.

                              /s/ Michael McGrath
                            ---------------------------
                            By: Michael McGrath
                            Its: President

THE  PLAN.  Pursuant  to  the  requirements  of  the Securities Act of 1933, the
---------
trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on February 1, 2002.

                            KOALA INTERNATIONAL WIRELESS INC.
                            2001 STOCK OPTION PLAN

                              /s/ Michael McGrath
                            -----------------------
                            By: Michael McGrath
                            Its: President

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael McGrath, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Koala International Wireless Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


Signature                                Title                      Date
--------------------------  --------------------------------  ----------------

      /s/ Michael McGrath
--------------------------
Michael McGrath             President and Director            February 1, 2002

     /s/ Robert Vivacqua
--------------------------
Robert Vivacqua             Secretary and Director            February 1, 2002

     /s/ Christine Cerisse
--------------------------
Christine Cerisse           Chairman, Treasurer and Director  February 1, 2002

     /s/ Lorne Catling
--------------------------
Lorne Catling               Director                          February 1, 2002

   /s/ Larry Wintemute
--------------------------
Larry Wintemute             Director                          February 1, 2002




                                  EXHIBIT INDEX


Exhibit  Number          Description
---------------          -----------


       5.1               Opinion of Ogden Murphy Wallace, P.L.L.C.;
       10.1*             Koala International Wireless Inc. 2001 Stock Option Plan;
       10.2              Form of Stock Option Agreement - Incentive Stock Option;
       10.3              Form of Stock Option Agreement - Nonqualified Stock Option;
       23.1              Consent of Manning Elliott, Chartered Accountants;
       23.2              Consent of Pannell Kerr Forster, Chartered Accountants;
       23.3              Consent of Ogden Murphy Wallace, P.L.L.C. (see Exhibit 5.1);
       24                Power of Attorney (included on signature page).

     * Filed previously on December 31, 2001, as an exhibit to the Registrant's annual report on Form 10-KSB and incorporated herein by reference.


                                   EXHIBIT 5.1
                                   -----------

                     [OGDEN MURPHY WALLACE, PLLC LETTERHEAD]


February  4,  2002


Koala  International  Wireless  Inc.
Suite  676,  141  -  757  West  Hastings  Street
Vancouver,  BC
Canada
V6C  1A1

Attn:  Board  of  Directors

Re:     Registration Statement on Form S-8 of Koala International Wireless Inc.;
        -----------------------------------------------------------------------
        Koala  International  Wireless  Inc.  2001  Stock  Option  Plan

Ladies  and  Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") executed by you on February 1, 2002, and to be filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended, of Two Million (2,000,000) shares of your common stock, par value of $0.001 per share (the "Common Stock"), which will be issuable under the Koala International Wireless Inc. 2001 Stock Option Plan (the "Plan").

As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the adoption of the Plan and the authorization of the issuance of the shares of Common Stock under the Plan (the "Plan Shares") and such documents as we have deemed necessary to render this opinion.

Based upon the foregoing, it is our opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Plan, will be validly issued, fully paid and non-assessable shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

Very  truly  yours,

OGDEN  MURPHY  WALLACE,  P.L.L.C.

  /s/  James  L.  Vandeberg

James  L.  Vandeberg

                                  EXHIBIT 10.2
                                  ------------


                        KOALA INTERNATIONAL WIRELESS INC.
                             2001 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT
                            (INCENTIVE STOCK OPTION)


EMPLOYEE/OPTIONEE:      [[ Name ]]

NUMBER  OF  SHARES  :   [[ Total Shares ]]  Shares

OPTION  EXERCISE  PRICE:$  _________  per  Share

DATE  OF  GRANT:        [[ Grant Date ]]

EXERCISE  TERM:         A  Period  of  _____  Years  from  the  Date  of  Grant

VESTING  SCHEDULE:      Percentage
                        of  Shares     Date  (from  Grant  Date)
                       -----------     ----
                            ______*     __________
                            ______*     __________
                            ______*     __________
                            ______*     __________

  *rounded  to  the  next  whole  number  of  Shares


     THIS OPTION AGREEMENT (the "AGREEMENT") is entered into effective as of the _______ day of __________, 2001 by and between KOALA INTERNATIONAL WIRELESS INC., a Nevada corporation (the "COMPANY"), and the individual designated above (the "OPTIONEE").

                                    RECITALS
                                    --------

   A. The 2001 Stock Option Plan (the "PLAN") was adopted by the Company on ______________, 2001, and by the shareholders on ____________, 2001; and

   B. The Optionee performs valuable services for the Company, a Subsidiary or a Parent; and

   C. As of the date hereof, the Board of Directors of the Company granted the Option as provided herein;


                             2001 STOCK OPTION PLAN

     NOW, THEREFORE, the parties agree to the terms and conditions herein, including the recitals.

1.     GRANT  OF  OPTION.
       -----------------

     1.1     Option.  An  option  to  purchase  shares  of  the Company's Common
             -------
Stock, $0.001 par value per share, (the "SHARES") is hereby granted to the Optionee (the "OPTION").

     1.2     Number  of  Shares.  The  number  of  Shares  that the Optionee can
             ------------------
purchase upon exercise of the Option and the dates upon which the Option can first be exercised are set forth above.

     1.3     Option Exercise Price.  The price the Optionee must pay to exercise
             ---------------------
the  Option  (the  "OPTION  EXERCISE  PRICE")  is  set  forth  above.

     1.4     Date  of  Grant.  The  date  the  Option  is  granted (the "DATE OF
             ---------------
GRANT")  is  set  forth  above.

     1.5     Type  of Option.  The Option is intended to qualify as an Incentive
             ---------------
Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or any successor provision thereto, and shall be so construed; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Option is or will be determined to be an Incentive Stock Option within the meaning of Section 422 of the Code. To the extent this Option does not qualify and is not treated as an Incentive Stock Option, it will be treated as a Nonqualified Stock Option.

     1.6     Construction.  This  Agreement shall be construed in accordance and
             ------------
consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

     1.7     Condition.  The  Option  is conditioned on the Optionee's execution
             ---------
of this Agreement. If this Agreement is not executed by the Optionee it may be canceled by the Board.

2.     DURATION.
       --------

     The Option shall be exercisable to the extent and in the manner provided herein during the EXERCISE TERM, which is set forth above; provided, however, that the Option may be earlier terminated as provided in the Plan or in Section
1.7  or  Section  5  hereof.

3.     VESTING.
       -------

     The Option shall vest, and may be exercised, with respect to the Shares, on or after the dates set forth above, subject to earlier termination of the Option as provided in Section 1.7 and Section 5 hereof or in the Plan. The right to purchase the Shares as they become vested shall be cumulative and shall continue during the Exercise Term unless sooner terminated as provided herein.

                             2001 STOCK OPTION PLAN

4.     MANNER  OF  EXERCISE  AND  PAYMENT.
       ----------------------------------

     4.1 To exercise the Option, the Optionee must deliver a completed copy of the OPTION EXERCISE FORM, attached hereto as EXHIBIT A, to the address indicated on such Form or such other address designated by the Company from time to time. The Option may be exercised in whole or in part with respect to the vested Shares; provided, however, the Committee may establish a minimum number of Shares (e.g., 100) for which an Option may be exercised at a particular time. Within thirty (30) days of delivery of the Option Exercise Form, the Company shall deliver certificates evidencing the Shares to the Optionee, duly endorsed for transfer to the Optionee, free and clear of all liens, security interests, pledges or other claims or charges. Contemporaneously with the delivery of the Option Exercise Form, Optionee shall tender the Option Exercise Price to the Company, by cash, check, wire transfer or such other method of payment (e.g., delivery or attestation of Shares already owned) as may be acceptable to the Committee pursuant to the Plan.

     4.2 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

5.     TERMINATION  OF  EMPLOYMENT.
       ----------------------------

     5.1     Termination  of Employment Due to Death.  In the event of the death
             ---------------------------------------
of the Optionee, who at the time of his or her death was an Employee or Consultant and who had been in Continuous Status as an Employee or Consultant since the date of the grant of the option, any vested Option shall terminate on the earlier of (i) six (6) months after the date of the Optionee's death, or
(ii) the expiration date otherwise provided in this Agreement. Under these circumstances, the Option will be exercisable at any time prior to such termination by the Optionee's estate, or by such person or persons who have acquired the right to exercise the Option by bequest or by inheritance or by reason of the death of the Optionee. Any nonvested Option terminates immediately upon the death of the Optionee.

     5.2     Termination  of  Employment  Due  to  Disability.  If an Optionee's
             ------------------------------------------------
status as an Employee or Consultant is terminated at any time during the Option period by reason of a disability (within the meaning of Section 22(e)(3) of the Code) and if the Optionee had been in Continuous Status as an Employee at all times since the date of grant of the Option, any vested Option shall terminate on the earlier of (i) six (6) months after the date of termination of his or her status as an Employee or Consultant, or (ii) the expiration date otherwise provided in the Option agreement. Any nonvested Option terminates immediately upon termination of the Optionee's status as an Employee or Consultant.

     5.3     Termination  of  Employment  for  Other  Reasons.  If an Optionee's
             ------------------------------------------------
status as an Employee is terminated by the Optionee at any time after the grant of an Option for any reason other than death or disability, as provided in Sections 5.1 and 5.2, and not for "cause" as provided below, then any vested Option terminates on the earlier of (i) three (3) months after the date of

                             2001 STOCK OPTION PLAN
                                        3
termination of his or her status as an Employee or Consultant, or (ii) the expiration date otherwise provided in the Option agreement. Any nonvested Options are terminated immediately upon termination of Optionee's status as an Employee or Consultant. If the Optionee's status as an Employee is terminated for "cause" (such termination being referred to as a "Termination for Cause") at any time by the Company after the grant of an Option by the Company, then the Option terminates on the date of termination of Optionee's status as an Employee. For purposes of this Section 5.3, Termination for Cause shall mean a termination due to objective evidence of any of the following: (i) conviction of a felony; (ii) illegal conduct that is injurious to the Company; (iii) willful or gross misconduct in carrying out duties; (iv) material dishonesty related to employment; or (v) fraud.

     5.4     Employment by Subsidiary.  For purposes of this Section and Section
             ------------------------
8, employment with the Company includes employment with any Parent or Subsidiary of the Company and service as a Director of the Company or any Parent or Subsidiary shall be considered employment with the Company. A change of employment between the Company and any Parent or Subsidiary (or between Subsidiaries or between a Subsidiary and a Parent) is not a termination of employment under this Agreement.

6.     NONTRANSFERABILITY.
       ------------------

     The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.

7.     RESTRICTIONS  ON  THE  OPTIONS;  RESTRICTIONS  ON  THE  SHARES.
       --------------------------------------------------------------

     The Option may not be exercised at any time unless, in the opinion of counsel for the Company, the issuance and sale of the Shares issued upon such exercise is exempt from registration under the Securities Act of 1933, as amended, or any other applicable federal or state securities law, rule or regulation, or the Shares have been duly registered under such laws. The Company shall not be required to register the Shares issuable upon the exercise of the Option under any such laws. Unless the Shares have been registered under all applicable laws, the Optionee shall represent, warrant and agree, as a condition to the exercise of the Option, that the Shares are being purchased for investment only and without a view to any sale or distribution of such Shares and that such Shares shall not be transferred or disposed of in any manner without registration under such laws, unless it is the opinion of counsel for the Company that such a disposition is exempt from such registration. The Optionee acknowledges that an appropriate legend, in such form as the Company shall determine, giving notice of the foregoing restrictions shall appear conspicuously on all certificates evidencing the Shares issued upon the exercise of the Option.

     The Optionee also acknowledges and agrees that, in connection with any public offering of the Company's stock, upon request of the Company or the underwriters managing any underwritten public offering of the Company's stock and making such request with the approval of the Company's Board of Directors, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of his Shares without the prior written consent of the Company or such underwriters, as the case may be, from the effective date of such registration for so long as the Company or the underwriters may specify, but in any event not to exceed 180 days.

                             2001 STOCK OPTION PLAN

8.     NO  RIGHT  TO  CONTINUED  EMPLOYMENT.
       ------------------------------------

     Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company or any Parent or Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Parent or Subsidiary to terminate the Optionee's employment at any time.

9.     ADJUSTMENTS  UPON  CERTAIN  EVENTS.
       ----------------------------------

     In the event of a change in capitalization, such as a stock split, the Committee shall make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities. The Committee's adjustment shall be made in accordance with the provisions of Section 6(j) of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

     Subject to Section 6(l) of the Plan, in the event of a liquidation or dissolution, any unexercised options will terminate.

     Subject to Section 6(m) of the Plan, upon a merger, consolidation, separation, reorganization or other business combination involving the Company, the Option shall be assumed or replaced with a substitute equivalent option under the Plan or any successor plan (whether created by the Company or its acquirer).

10.     WITHHOLDING  OF  TAXES.
        ----------------------

     The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholdings Taxes") with respect to the Option. If the Optionee is entitled to receive
Shares upon exercise of the Option, the Optionee shall pay the Withholdings Taxes (if any) to the Company in cash prior to the issuance of such Shares. In satisfaction of the Withholdings Taxes, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value equal to the Withholdings Taxes, provided that, if the Optionee may be subject to liability under Section 16(b) of the Exchange Act, the election must comply with the requirements applicable to Share transactions by such Optionees.

11.     MODIFICATION  OF  AGREEMENT.
        ---------------------------

     This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, only by a written instrument executed by the parties hereto.

12.     SEVERABILITY.
        ------------

     Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such Holdings and shall continue in full force in accordance with their terms.

                             2001 STOCK OPTION PLAN

13.     GOVERNING  LAW.
        --------------

     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Nevada without giving effect to the conflicts of laws principles thereof.

14.     SUCCESSORS  IN  INTEREST.
        ------------------------

     This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, reorganization, purchase of stock or assets, or otherwise, all or substantially all of the Company's assets and business. This Agreement shall inure to the benefit of the Optionee's heirs and legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

15.     RESOLUTION  OF  DISPUTES.
        ------------------------

     Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

















                             2001 STOCK OPTION PLAN

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                    KOALA  INTERNATIONAL  WIRELESS  INC.

                    By:
                            ------------------------------
                    Name:
                            ------------------------------
                    Title:
                            ------------------------------


     By signing below, Optionee hereby accepts the Option subject to all its terms and provisions and agrees to be bound by the terms and provisions of the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company, and of the Committee responsible for administration of the Plan, upon any questions arising under the Plan. Optionee authorizes the Company to withhold, in accordance with applicable law, from any compensation payable to him or her, any taxes required to be withheld by federal, state or local law as a result of the grant, existence or exercise of the Option or subsequent sale of the Shares.

                    OPTIONEE


                    Signature:
                                 --------------------------
                    Name:           [[ Name ]]



                                [EXHIBIT FOLLOWS]














                             2001 STOCK OPTION PLAN

                                    EXHIBIT A
                                    ---------

                              OPTION EXERCISE FORM
                              --------------------

     I, _____________________________, do hereby exercise the Option with a Date of Grant of ___________________, ______ granted to me pursuant to the Option Agreement. The Shares being purchased and the Total Option Exercise Price are set forth below:



Number of Shares:                                            ________________  Shares

Option Exercise Price Per Share                              x   $____________ per Share

Total Option Exercise Price:                                 =   $____________


The Total Option Exercise Price is included with this Form.


____________________________________                          Date:  ___________________
          Signature







Send  or  deliver  this  Form  with  an  original  signature  to

Koala  International  Wireless  Inc.
Attn:  President
Suite  #676
141-757  West  Hastings  Street
Vancouver,  BC.  V6C  1A1
CANADA

                                  EXHIBIT 10.3
                                  ------------

                        KOALA INTERNATIONAL WIRELESS INC.
                              2001 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT
                           (NONQUALIFIED STOCK OPTION)


EMPLOYEE/OPTIONEE:      [[ Name ]]

NUMBER  OF  SHARES  :   [[ Total Shares ]]  Shares

OPTION  EXERCISE  PRICE:$  _________  per  Share

DATE  OF  GRANT:        [[ Grant  Date ]]

EXERCISE  TERM:         A Period of  _______ Years  from  the  Date  of  Grant

VESTING  SCHEDULE:      Percentage
                        of  Shares     Date  (from  Grant  Date)
                        ----------     ----
                            ______*     __________
                            ______*     __________
                            ______*     __________
                            ______*     __________

  *rounded  to  the  next  whole  number  of  Shares


     THIS OPTION AGREEMENT (the "AGREEMENT") is entered into effective as of the _______ day of __________, 2001 by and between KOALA INTERNATIONAL WIRELESS INC., a Nevada corporation (the "COMPANY"), and the individual designated above (the "OPTIONEE").

                                    RECITALS
                                    --------

     A. The 2001 Stock Option Plan (the "PLAN") was adopted by the Company on ________ ______, 2001, and by the shareholders on ____________, 2001; and

     B. The Optionee performs valuable services for the Company, a Subsidiary or a Parent; and

     C. As of the date hereof, the Board of Directors of the Company granted the Option as provided herein;

                             2001 STOCK OPTION PLAN

     NOW, THEREFORE, the parties agree to the terms and conditions herein, including the recitals.

1.     GRANT  OF  OPTION.
       -----------------

     1.1     Option.  An  option  to  purchase  shares  of  the Company's Common
             -------
Stock, $0.001 par value per share, (the "SHARES") is hereby granted to the Optionee (the "OPTION").

     1.2     Number  of  Shares.  The  number  of  Shares  that the Optionee can
             ------------------
purchase upon exercise of the Option and the dates upon which the Option can first be exercised are set forth above.

     1.3     Option  Exercise  Price.  The  price  the  Optionee  must  pay  to
              -----------------------
exercise  the  Option  (the  "OPTION  EXERCISE  PRICE")  is  set  forth  above.

     1.4     Date  of  Grant.  The  date  the  Option  is granted (the "DATE OF
              ---------------
GRANT")  is  set  forth  above.

     1.5     Type of Option.  The Option is intended to be a Nonqualified Stock
              --------------
Option. It is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or any successor provision thereto.

     1.6     Construction.  This Agreement shall be construed in accordance and
              ------------
consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

     1.7     Condition.  The  Option is conditioned on the Optionee's execution
              ---------
of this Agreement. If this Agreement is not executed by the Optionee it may be canceled by the Board.

2.     DURATION.
       --------

     The Option shall be exercisable to the extent and in the manner provided herein during the Exercise Term, which is set forth above; provided, however, that the Option may be earlier terminated as provided in the Plan or in Section
1.7  or  Section  5  hereof.

3.     VESTING.
       -------

     The Option shall vest, and may be exercised, with respect to the Shares, on or after the dates set forth above, subject to earlier termination of the Option as provided in Section 1.7 and Section 5 hereof or in the Plan. The right to purchase the Shares as they become vested shall be cumulative and shall continue during the Exercise Term unless sooner terminated as provided herein.


4.     MANNER  OF  EXERCISE  AND  PAYMENT.
       ----------------------------------

     4.1 To exercise the Option, the Optionee must deliver a completed copy of the OPTION EXERCISE FORM, attached hereto as EXHIBIT A, to the address indicated on such Form or such other address designated by the Company from time

                             2001 STOCK OPTION PLAN
to time. The Option may be exercised in whole or in part with respect to the vested Shares; provided, however, the Committee may establish a minimum number of Shares (e.g., 100) for which an Option may be exercised at a particular time. Within thirty (30) days of delivery of the Option Exercise Form, the Company shall deliver certificates evidencing the Shares to the Optionee, duly endorsed for transfer to the Optionee, free and clear of all liens, security interests, pledges or other claims or charges. Contemporaneously with the delivery of the Option Exercise Form, Optionee shall tender the Option Exercise Price to the Company, by cash, check, wire transfer or such other method of payment (e.g., delivery or attestation of Shares already owned) as may be acceptable to the Committee pursuant to the Plan.

     4.2 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

5.     TERMINATION  OF  EMPLOYMENT.
       ----------------------------

     5.1     Termination  of Employment Due to Death.  In the event of the death
             ---------------------------------------
of the Optionee, who at the time of his or her death was an Employee or Consultant and who had been in Continuous Status as an Employee since the date of the grant of the option, any vested Option shall terminate on the earlier of
(i) six (6) months after the date of the Optionee's death, or (ii) the expiration date otherwise provided in this Agreement. Under these circumstances, the Option will be exercisable at any time prior to such termination by the Optionee's estate, or by such person or persons who have acquired the right to exercise the Option by bequest or by inheritance or by reason of the death of the Optionee. Any nonvested Option terminates immediately upon the death of the Optionee.

     5.2     Termination of Employment Due to Disability.  If an Optionee's
             -------------------------------------------
status as an Employee or Consultant is terminated at any time during the Option period by reason of a disability (within the meaning of Section 22(e)(3) of the Code) and if the Optionee had been in Continuous Status as an Employee at all times since the date of grant of the Option, any vested Option shall terminate on the earlier of (i) six (6) months after the date of termination of his or her status as an Employee or Consultant, or (ii) the expiration date otherwise provided in the Option agreement. Any nonvested Option terminates immediately upon termination of the Optionee's status as an Employee or Consultant.

     5.3     Termination  of  Employment  for  Other  Reasons.  If an Optionee's
             ------------------------------------------------
status as an Employee is terminated by the Optionee at any time after the grant of an Option for any reason other than death or disability, as provided in Sections 5.1 and 5.2, and not for "cause" as provided below, then any vested Option terminates on the earlier of (i) three (3) months after the date of termination of his or her status as an Employee or Consultant, or (ii) the expiration date otherwise provided in the Option agreement. Any nonvested Options are terminated immediately upon termination of Optionee's status as an Employee or Consultant. If the Optionee's status as an Employee is terminated for "cause" (such termination being referred to as a "Termination for Cause") at

                             2001 STOCK OPTION PLAN
any time by the Company after the grant of an Option by the Company, then the Option terminates on the date of termination of Optionee's status as an Employee. For purposes of this Section 5.3, Termination for Cause shall mean a termination due to objective evidence of any of the following: (i) conviction of a felony; (ii) illegal conduct that is injurious to the Company; (iii) willful or gross misconduct in carrying out duties; (iv) material dishonesty related to employment; or (v) fraud.

     5.4     Employment by Subsidiary.  For purposes of this Section and Section
             ------------------------
8, employment with the Company includes employment with any Parent or Subsidiary of the Company and service as a Director of the Company or any Parent or Subsidiary shall be considered employment with the Company. A change of employment between the Company and any Parent or Subsidiary (or between Subsidiaries or between a Subsidiary and a Parent) is not a termination of employment under this Agreement.

6.     TRANSFERABILITY.
       ---------------

     Except as provided by the following sentence, the Option shall not be transferable other than by will or by the laws of descent and distribution. For a period of [number] months following the Date of Grant, the Option may be transferred [in whole or in part] [to the extent of [number] shares] to the following persons: [list names of persons]; but to no other person. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or a transferee permitted by the preceding sentence. Optionee hereby represents and covenants that any transfer of the Option shall be to a "family member" as that term is defined by the General Instructions to Form S-8, through a gift or a domestic relations order. Optionee shall provide the Company with notice of any such transfer prior to the date [number] months following the Date of Grant and shall further provide to the Company any further documentation with respect to the transfer that the Company reasonably requests.

7.     RESTRICTIONS  ON  THE  OPTIONS;  RESTRICTIONS  ON  THE  SHARES.
       --------------------------------------------------------------

     The Option may not be exercised at any time unless, in the opinion of counsel for the Company, the issuance and sale of the Shares issued upon such exercise is exempt from registration under the Securities Act of 1933, as amended, or any other applicable federal or state securities law, rule or regulation, or the Shares have been duly registered under such laws. The Company shall not be required to register the Shares issuable upon the exercise of the Option under any such laws. Unless the Shares have been registered under all applicable laws, the Optionee shall represent, warrant and agree, as a condition to the exercise of the Option, that the Shares are being purchased for investment only and without a view to any sale or distribution of such Shares and that such Shares shall not be transferred or disposed of in any manner without registration under such laws, unless it is the opinion of counsel for the Company that such a disposition is exempt from such registration. The Optionee acknowledges that an appropriate legend, in such form as the Company shall determine, giving notice of the foregoing restrictions shall appear conspicuously on all certificates evidencing the Shares issued upon the exercise of the Option.

     The Optionee also acknowledges and agrees that, in connection with any public offering of the Company's stock, upon request of the Company or the underwriters managing any underwritten public offering of the Company's stock and making such request with the approval of the Company's Board of Directors, not to sell, make any short sale of, loan, grant any option for the purchase of,

                             2001 STOCK OPTION PLAN
or otherwise dispose of any of his Shares without the prior written consent of the Company or such underwriters, as the case may be, from the effective date of such registration for so long as the Company or the underwriters may specify, but in any event not to exceed 180 days.

8.     NO  RIGHT  TO  CONTINUED  EMPLOYMENT.
       ------------------------------------

     Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company or any Parent or Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Parent or Subsidiary to terminate the Optionee's employment at any time.

9.     ADJUSTMENTS  UPON  CERTAIN  EVENTS.
       ----------------------------------
     In the event of a change in capitalization, such as a stock split, the Committee shall make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities. The Committee's adjustment shall be made in accordance with the provisions of Section 6(j) of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

     Subject to Section 6(l) of the Plan, in the event of a liquidation or dissolution, any unexercised options will terminate.

     Subject to Section 6(m) of the Plan, upon a merger, consolidation, separation, reorganization or other business combination involving the Company, the Option shall be assumed or replaced with a substitute equivalent option, under the Plan or any successor plan (whether created by the Company or its acquirer).

10.     WITHHOLDINGS  OF  TAXES.
        -----------------------

     The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholdings Taxes") with respect to the Option. If the Optionee is entitled to receive
Shares upon exercise of the Option, the Optionee shall pay the Withholdings Taxes (if any) to the Company in cash prior to the issuance of such Shares. In satisfaction of the Withholdings Taxes, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value equal to the Withholdings Taxes, provided that, if the Optionee may be subject to liability under Section 16(b) of the Exchange Act, the election must comply with the requirements applicable to Share transactions by such Optionees.

11.     MODIFICATION  OF  AGREEMENT.
        ---------------------------
     This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, only by a written instrument executed by the parties hereto.

                             2001 STOCK OPTION PLAN

12.     SEVERABILITY.
        ------------
     Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such Holdings and shall continue in full force in accordance with their terms.

13.     GOVERNING  LAW.
        --------------

     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Nevada without giving effect to the conflicts of laws principles thereof.

14.     SUCCESSORS  IN  INTEREST.
        ------------------------

     This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, reorganization, purchase of stock or assets, or otherwise, all or substantially all of the Company's assets and business. This Agreement shall inure to the benefit of the Optionee's heirs and legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

15.     RESOLUTION  OF  DISPUTES.
        ------------------------

     Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]









                             2001 STOCK OPTION PLAN
                                        6

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                   KOALA  INTERNATIONAL  WIRELESS  INC.
                                   By:
                                            ----------------------------
                                   Name:
                                            ----------------------------
                                   Title:
                                            ----------------------------

     By signing below, Optionee hereby accepts the Option subject to all its terms and provisions and agrees to be bound by the terms and provisions of the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company, and of the Committee responsible for administration of the Plan, upon any questions arising under the Plan. Optionee authorizes the Company to withhold, in accordance with applicable law, from any compensation payable to him or her, any taxes required to be withheld by federal, state or local law as a result of the grant, existence or exercise of the Option or subsequent sale of the Shares.

                                   OPTIONEE
                                   Signature:   ----------------------------
                                   Name:               [[ Name ]]


                          [EXHIBIT  FOLLOWS]





                             2001 STOCK OPTION PLAN

                                    EXHIBIT A
                                    ---------

                              OPTION EXERCISE FORM
                              --------------------

     I, _____________________________, do hereby exercise the Option with a Date of Grant of ___________________, ______ granted to me pursuant to the Option Agreement. The Shares being purchased and the Total Option Exercise Price are set forth below:



Number of Shares:                                            ________________ Shares

Option Exercise Price Per Share                              x  $____________ per Share

Total Option Exercise Price:                                 =   $____________


The Total Option Exercise Price is included with this Form.


____________________________________                       Date:  ___________________
          Signature







Send  or  deliver  this  Form  with  an  original  signature  to

Koala  International  Wireless  Inc.
Attn:  President
Suite  #676
141-757  West  Hastings  Street
Vancouver,  BC.  V6C  1A1
CANADA













                             2001 STOCK OPTION PLAN

                                  EXHIBIT 23.1
                                  ------------



                         [ Manning Elliott Letterhead ]



                        Independent Accountants' Consent



The  Board  of  Directors
Koala  International  Wireless  Inc.


We consent to the incorporation by reference in the registration statement on Form S-8 of Koala International Wireless Inc. of our auditors' report dated
February 20, 2001, on the balance sheets of Koala International Wireless Inc. (formerly Kettle River Group Inc.) as of December 31, 2000 and 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from August 18, 1999 (date of inception) to December 31, 2000, the year ended December 31, 2000, and the period from August 18, 1999 (date of inception) to December 31, 1999, which report appears in the registration statement on Form 10-SB filed on March 22, 2001.

"Manning  Elliott"

Chartered  Accountants

Vancouver,  Canada
February  1,  2002

                                  EXHIBIT 23.2
                                  ------------



                      [ Pannell Kerr Forster Letterhead ]


                        Independent Accountants' Consent

The  Board  of  Directors
Koala  International  Wireless  Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of Koala International Wireless Inc. of our auditors' report dated
December 24, 2001, on the balance sheets of Koala International Wireless Inc. (formerly Kettle River Group Inc.) as at September 30, 2001 and the statement of operations, changes in stockholders' deficit and cash flows for the nine months then ended and the cumulative totals for the development stage operations from August 18, 1999 (inception) through September 30, 2001. The financial statements of the Company from August 18, 1999 (inception) through December 31, 2000 were audited by other auditors whose report dated February 20, 2001 expressed an unqualified opinion on those statements. Our opinion insofar as it relates to the cumulative totals for development stage operations from August 18, 1999 (inception) through December 31, 2000 is based solely on the report of other auditors.

"Pannell  Kerr  Forster"

Chartered  Accountants

Vancouver,  Canada
February  1,  2002